UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2025

Sentinel Holdings Ltd.
(Exact name of registrant as specified in its charter)

Nevada	95-4363944	333-193220
(State of incorporation)	(I.R.S. Employer Identification No.)	(Commission File Number)

9160 South 300 West, #101, Sandy, UT 84070	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 702-237-6834

Former name or former address, if changed since last report
James Maritime Holdings Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each exchange on which registered
None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEARS.

On September 11, 2024, we filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Amended and Restated Articles of Incorporation to change our corporate name from James Maritime Holdings Inc. to Sentinel Holdings Ltd., effective April 4, 2025. A copy of the Certificate of Amendment of our Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended our by-laws to reflect the corporate name Sentinel Holdings Ltd., also effective on April 4, 2025. No other changes were made to our by-laws. A copy of our Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will continue to trade on the OTC Market under a new ticker symbol.  Our new stock ticker symbol is "SNTL".

Outstanding stock certificates for shares of the Company are not affected by the name change; there is no change to our CUSIP Number, and our Common Stock continues to be valid and need not be exchanged.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES MARITIME HOLDINGS INC.

Date: April 8, 2025	By:	/s/ Kip Eardley
Kip Eardley
President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to our Amended and Restated Articles of Incorporation.
3.2	Amended and Restated By-laws of Sentinel Holdings Ltd.